Exhibit 10.30

ARTHUR J. GALLAGHER & CO.

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of September 17, 2012

1. Purpose. The purpose of the Arthur J. Gallagher & Co. Employee Stock Purchase Plan (the “Plan”) is to provide employees of Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), and its Subsidiary Companies (as defined below) the opportunity to participate in the ownership of the Company and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, one dollar ($1.00) par value, of the Company (“Common Stock”) at below-market prices. The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of the Plan, the term “Subsidiary Companies” shall mean all corporations which are subsidiary corporations (within the meaning of section 424(f) of the Code) and of which the Company is the common parent. The Company and its Subsidiary Companies that, from time to time, are designated by the Company to participate in the Plan are sometimes hereinafter called collectively the “Participating Companies.”

2. Eligibility. Participation in the Plan shall be open to each employee of a Participating Company who has satisfied each of the following conditions (an “Eligible Employee”):

(a) such employee’s customary employment is for more than 20 hours per week; and

(b) such employee’s customary employment is for more than five months per calendar year.

Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan to violate Section 423 of the Code.

No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 3).

No Eligible Employee shall acquire a right to purchase Common Stock hereunder if (i) immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), (ii) for any calendar year such right would permit such employee to purchase Common Stock under any employee stock purchase plan of the Company or its

Subsidiary Companies which is qualified under section 423 of the Code, and which, when aggregated, would have a Fair Market Value (as determined on the first day of the Purchase Period (as hereinafter defined) in which such right is granted) in excess of $25,000 or such other amount as may be specified under section 423 of the Code, or (iii) for any calendar year such right would permit such employee to purchase more than 2,000 shares of Common Stock hereunder.

The maximum number of shares that may be purchased by any Eligible Employee during any Purchase Period shall not exceed the whole number of shares of Common Stock determined by dividing $25,000 by the Fair Market Value (determined in accordance with Section 5) of a share of Common Stock on the first day of the Purchase Period.

3. Effective Date of Plan; Purchase Periods. The Plan was adopted by the Board of Directors of the Company (the “Board”) on March 20, 2003, was approved by the stockholders of the Company on May 21, 2003 and became effective on July 1, 2003 (the “Effective Date”). Eligible Employees shall be permitted to purchase shares of Common Stock at the end of the three-month periods (each, a “Purchase Period”) offered during the term of the Plan, which shall begin on the first day of the a calendar quarter and end on the last day of such calendar quarter.

4. Basis of Participation. Subject to compliance with applicable rules prescribed by the Committee (as defined in Section 11), each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee has become an Eligible Employee.

To enroll in the Plan, an Eligible Employee shall make a request to the Company or its designated agent at the time and in the manner specified by the Committee, specifying the amount of payroll deduction to be applied to the Compensation, as defined below, that is paid to the employee by his or her employer while the employee is a participant in the Plan. The amount of each payroll deduction specified in such request for each such payroll period shall be a whole percentage of a participant’s Compensation, unless otherwise determined by the Committee to be a whole dollar amount, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the Compensation paid to the Participant during the Purchase Period by any of the Participating Companies. Subject to compliance with applicable rules prescribed by the Committee, the request shall become effective on the first day of the Purchase Period following the election period during which the Company or its designated agent receives such request. For purposes of the Plan, a participant’s “Compensation” shall have the same meaning as set forth in the Company’s 401(k) retirement plan, as in effect from time to time, but shall exclude any compensation payable in the form of Company stock, including without limitation any compensation received by the participant upon the issuance or vesting of restricted stock, restricted stock unit or bonus stock awards or upon the exercise of stock options.

Payroll deductions shall be made for each participant in accordance with such participant’s request until such participant’s participation in the Plan terminates, such participant’s payroll deductions are suspended, such participant’s request is revised or the Plan terminates, all as hereinafter provided.

Following his or her enrollment in the Plan, a participant may change the amount of his or her payroll deduction effective as of the first day of any Purchase Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. A participant may not change the amount of his or her payroll deduction effective as of any date other than the first day of a Purchase Period, except that a participant may elect to suspend his or her payroll deductions under the Plan as provided in Section 7.

Payroll deductions for each participant shall be credited to a purchase account established on behalf of the participant on the books of the participant’s employer or such employer’s designated agent (a “Purchase Account”). At the end of each Purchase Period, the amount in each participant’s Purchase Account will be applied to the purchase of the number of whole and fractional shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 5) for such Purchase Period; provided, however, that the Company may exercise discretion in the treatment of any fractional shares and may, for example, elect to refund such amounts to the Eligible Employee as soon as administratively practicable or to roll such amounts to the next quarterly purchase of Common Stock in lieu of funding each participant’s Purchase Account with fractional shares. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

5. Purchase Price. The purchase price (the “Purchase Price”) per share of Common Stock hereunder for any Purchase Period shall be the lesser of (i) 95% of the Fair Market Value of a share of Common Stock on the first day of such Purchase Period and (ii) 95% of the Fair Market Value of a share of Common Stock on the last day of such Purchase Period. If such percentage results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. For purposes of the Plan, the “Fair Market Value” of a share of Common Stock on a given day shall be the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported. In no event, however, shall the Purchase Price be less than the par value of a share of Common Stock.

6. Purchase Accounts and Certificates. The Common Stock purchased by each participant shall be posted to such participant’s Purchase Account as soon as practicable after, and credited to such participant’s Purchase Account as of, the last day of each Purchase Period. Except as provided in Section 7 and Section 8, a participant will be issued his or her shares when his or her participation in the Plan is terminated pursuant to Section 7(b), the Plan is terminated or upon request, but, in the last case, only in whole shares.

After the close of each Purchase Period, information will be made available to each participant regarding the entries made to such participant’s Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price. In the event that the maximum number of shares of Common Stock are purchased by the participant for the Purchase Period and cash remains credited to the participant’s Purchase Account, such cash shall be delivered as soon as practicable to such participant. For purposes of the preceding sentence, the maximum number of shares of Common Stock that may be purchased by a participant for a Purchase Period shall be determined under Section 2.

The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

7. Suspension and Termination of Participation.

(a) Suspension of Payroll Deductions. A participant may elect at the time and in the manner specified by the Committee to suspend his or her participation in the Plan, provided such election is received by the Company or its designated agent prior to the date specified by the Committee for suspension of participation with respect to the Purchase Period for which such suspension is to be effective. Upon any suspension of participation, the participant’s payroll deductions shall cease, and if the participant elects, the cash credited to such participant’s Purchase Account on the date of such suspension shall be delivered as soon as practicable to such participant. If the participant does not elect to receive such cash, such cash shall be applied to the purchase of shares of Common Stock, as described in Sections 4, 5 and 6 hereof. A participant who elects to suspend participation in the Plan shall be permitted to resume participation in the next following Purchase Period by making a new request to participate at the time and in the manner described in Section 4 hereof.

(b) Termination of Participation. If the participant dies, terminates employment with the Participating Companies for any reason, including a termination due to disability or retirement, or otherwise ceases to be an Eligible Employee, such participant’s participation in the Plan shall immediately terminate. Upon such terminating event, the cash credited to such participant’s Purchase Account on the date of such termination shall be delivered as soon as practicable to such participant or his or her legal representative, as the case may be, and certificates for the number of full shares of Common Stock held for his or her benefit, and the cash equivalent for any fractional share so held, shall be delivered to the participant or his or her legal representative, as the case may be, as soon as practicable after such termination.

(c) Suspension Upon 401(k) Hardship Withdrawal. If a participant makes a hardship withdrawal from any retirement plan with a cash or deferred arrangement qualified under section 401(k) of the Code, which plan is sponsored, or participated in, by the participant’s employer, such participant’s payroll deductions under the Plan shall be automatically suspended for a period of six months from the date of such withdrawal. The balance of such participant’s Purchase Account shall be applied to purchase shares of Common Stock on the next purchase date, except to the extent the participant elects to receive the cash credited to his or her Purchase Account in accordance with Section 7(a). After the expiration of such six-month period, the participant may resume his or her payroll deductions in accordance with Section 4.

(d) Leaves of Absence. A participant who ceases active service with the Participating Companies by reason of an approved leave of absence, including a leave of absence due to a short-term disability, shall continue participating in the Plan until the earlier of (i) the date such participant elects to suspend his or her participation in accordance with Section 7(a) or (ii) the first day of the next Purchase Period, if the participant has not resumed active service with a Participating Company on or before such day.

8. Termination or Amendment of the Plan. The Company, by action of the Board, may terminate the Plan at any time, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 12) has been purchased. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available shares of Common Stock among all participants.

Upon termination of the Plan, one or more certificates for the number of full shares of Common Stock held for each participant’s benefit and the cash equivalent of any fractional share so held shall be delivered to such participant as soon as practicable after the Plan terminates, and, except as otherwise provided in Section 14, the cash, if any, credited to such participant’s Purchase Account, shall also be distributed to such participant as soon as practicable after the Plan terminates.

The Board, or a committee designated by the Board (which may include the Committee), may amend the Plan from time to time in any respect for any reason; provided, however, that no such amendment shall increase the maximum number of shares of Common Stock which may be purchased under the Plan unless such increase is approved by the stockholders of the Company in accordance with section 423 of the Code.

9. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant.

10. Stockholder’s Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a stockholder of the Company until he or she shall acquire a share of Common Stock as herein provided.

11. Administration of the Plan. The Plan shall be administered by a committee (the “Committee”) designated by the Board. The Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan (including, without limitation, to adopt such procedures, sub-plans or offerings as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans or offerings may take precedence over other provisions of the Plan, with the exception of Section 12 of the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan).

Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by section 423 of the Code, the terms of a purchase right granted under the Plan to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan to employees resident solely in the U.S. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any participant and any other employee of the Company.

The Plan shall be administered so as to ensure that all participants have the same rights and privileges as are provided by section 423(b)(5) of the Code.

12. Maximum Number of Shares. The maximum number of shares of Common Stock which may be purchased under the Plan is 4,000,000, subject to adjustment as hereinafter set forth. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, shares purchased in the open market (on an exchange or in negotiated transactions) or any combination thereof.

13. Changes in the Company’s Capital Structure. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of securities which may be purchased under this Plan, the maximum number and class of securities that may be purchased by any participant during any Purchase Period, and the purchase price per security shall be appropriately adjusted by the Board. The decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded.

14. Merger or Other Corporate Change. In the event of a merger or other transaction involving the Company in which shares of Common Stock are exchanged for stock, securities, cash or other property, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation. The Board may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period and refund all amounts credited to each participant’s Purchase Account. If the Board shortens the Purchase Period then in effect, the Company shall make its best efforts to notify each participant of such change at least 10 business days prior to the new purchase date, and allow participants to elect to receive the cash credited to their Purchase Accounts in accordance with Section 7(a).

15. Notices. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to the Company or its designated agent in the manner specified by the Committee and, subject to any limitations specified in the Plan, shall be effective when so delivered and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered.

16. Compliance with Statutes and Regulations. The Plan, and the Company’s obligation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

17. Governing Law. The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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